EDUCATION REALTY TRUST ANNOUNCES
THIRD QUARTER 2011 RESULTS

- Same-Community Leasing Revenue Projected to be Up Over 5% for 2011/2012 Lease Term -

MEMPHIS, TN, October 27, 2011 - Education Realty Trust Inc. (NYSE:EDR), a leader in the ownership, development and management of collegiate housing, today announced operating results for the quarter ended September 30, 2011.

Third Quarter Highlights

•
Core FFO per share/unit was $0.03, which was flat to the prior year on improved community operating results offset by a 26% increase in outstanding shares. Proceeds derived from the increased share count were partially used to reduce overall leverage from 42% to 34% of gross assets;

•
Same-community net operating income for the quarter increased 2.1% on a 5.6% increase in revenue and a real estate tax driven 7.5% increase in operating expenses.  Year to date same-community net operating income increased 2.7%;

•	Same-community opening occupancy for the 2011/2012 lease term improved 112 basis points over the prior year to 94.9%;

•	Same-community net rental rates for the 2011/2012 lease term increased 4.6%;

•	Closed on a new three-year, $175 million, senior unsecured credit facility with an accordion feature expandable up to $315 million; and

•	Acquired the 554-bed University Village Towers adjacent to the University of California at Riverside for $38.1 million.

Randy Churchey, Education Realty Trust’s president and chief executive officer, stated, "EDR was able to deliver solid third quarter results while increasing its financial flexibility and positioning the Company for sustained future growth.  Collegiate enrollment continues to increase and is expected to increase through 2019.  We continue to evaluate numerous opportunities to purchase or develop desirable assets at reasonable pricing.  Our consistent earnings performance over the last six quarters along with our robust 2011/2012 leasing results, highlight EDR’s growing leadership in the collegiate housing industry and supports our commitment to creating long-term value for our shareholders."

Net Loss Attributable to Common Stockholders

Net loss attributable to common stockholders for the third quarter of 2011, was $6.5 million, or $0.09 per diluted share, compared to $39.8 million, or $0.69 per diluted share, for the same period in 2010.

Funds From Operations

Core FFO for the third quarter of 2011 was $2.4 million as compared to $1.6 million in the prior year.  Funds from operations (“FFO”) for the third quarter of 2011 was $0.5 million compared to a loss of $32.6 million for the same period last year.  FFO per share/unit for the third quarter was $0.01 compared to ($0.55) in the third quarter of 2010.  The improvement in FFO was the result of impairment losses in the third quarter of 2010, related to portfolio repositioning transactions in late 2010, and improved operating results from our same-community portfolio and third-party development services in 2011.

A reconciliation of FFO and Core FFO to net income is included with the financial tables accompanying this release.

Same-Community Results

Net operating income was $7.9 million for the third quarter of 2011, an increase of 2.1%, or $0.2 million, from the prior year.  This growth in operating income was the result of a 5.0%, or $1.1 million, increase in net apartment rent, an approximate 60 basis point increase from other revenue and a 7.5%, or $1.1 million, increase in operating expenses.

The growth in revenue for the quarter was driven by a 1.2% increase in occupancies, a 3.8% increase in net rental rates and a 0.6% improvement from other revenue.  Operating expenses grew 7.5% for the quarter mostly due to the timing of direct expenditures between quarters and increases in real estate taxes.  The Company anticipates full year operating expense growth of approximately 3.5% for 2011.

Year to date net apartment rent was up 3.6%, other revenue was up 0.1%, operating expenses were up 4.7% and net operating income was up 2.7% over the prior year.

Fall 2011 Opening Leasing

The same-community portfolio opened the 2011/2012 lease term 94.9% occupied, a 112 basis point improvement over the prior lease term with a 4.6% increase in net rental rates.

The Company provides a property-by-property leasing schedule in its quarterly earnings supplement located at http://www.snl.com/irweblinkx/yearlypresentations.aspx?iid=4095382

Investment Activity Third Quarter 2011

In September 2011, the Company completed the purchase of University Village Towers, a 554-bed community adjacent to the University of California at Riverside, for $38.1 million.  The Company previously had a 10% equity interest in the community and was the manager.  Built in 2005, the community is adjacent to campus and opened the 2011/2012 lease-term 87% occupied, which is 10 percentage points ahead of the prior year opening occupancy with net rental rates equal to last year. Based on the current leasing results and other information, the purchase price represents a 6.3% economic cap rate on expected next twelve months net operating income.  The university’s enrollment has grown more than 5% per annum for each of the last three years and is expected to continue this approximate pace in the near future due to its affordable tuition.

Capital Structure

In September 2011, the Company closed on a new three-year, $175 million, senior unsecured credit facility.  The new facility has an accordion feature and is expandable up to $315 million.  This new unsecured credit facility both enhances the Company’s financial flexibility and provides financing for future growth opportunities at advantageous rates.

At September 30, 2011, the Company had cash and cash equivalents totaling $47.3 million and had nothing outstanding on its new revolving credit facility.  The Company’s debt to gross assets was 34.1%, its net debt to EBITDA was 6.1x and its interest coverage ratio was 2.4x.

From June 30, 2011 through October 26th, the Company sold 5,377,687 shares of common stock under its ATM program.  The shares were sold at a weighted average share price of $9.08, raising net proceeds of $48.1 million.

Earnings Guidance and Outlook

Based upon management’s current estimates of market conditions and future operating results, the Company reaffirms its previous guidance for full year 2011 Core FFO per share/unit of $0.40 to $0.43.  Consistent with prior guidance, this outlook does not include the impact of any of the following that have not already occurred and been announced by the Company: investment of the $47.3 million of existing cash at September 30, 2011, dispositions, acquisitions, new third-party development or management contracts, additional ONE Plan developments, capital transactions or corporate restructuring costs.

Webcast and Conference Call

The company will host a conference call for investors and other interested parties beginning at 5:00 p.m. Eastern Time on Thursday, October 27, 2011.  The call will be hosted by Randy Churchey, president and chief executive officer, and Randy Brown, executive vice president and chief financial officer.

The conference call will be accessible by telephone and the Internet.  To access the call, participants from within the U.S. may dial (888) 846-5003, and participants from outside the U.S. may dial (480) 629-9856.  Participants may also access the call via live webcast by visiting the company’s investor relations Web site at www.educationrealty.com.

The replay of the call will be available from approximately 7:00 p.m. Eastern Time on October 27, 2011 through midnight Eastern Time on November 10, 2011.  To access the replay, the domestic dial-in number is (800) 406-7325, the international dial-in number is (303) 590-3030, and the passcode is 4478778.  The archive of the webcast will be available on the company’s Web site for a limited time.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements about the Company’s business that are not historical facts are “forward-looking statements.” Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters that they describe are subject to known and unknown risks and uncertainties that could cause the Company’s business, financial condition, liquidity, results of operations, Core FFO, FFO and prospects to differ materially from those expressed or implied by such statements. Such risks are set forth under the captions “Risk Factors,” “Forward-Looking Statements” and Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and, except as otherwise may be required by law, the Company undertakes no obligation to update publicly or revise any guidance or other forward-looking statement, whether as a result of new information, future developments, or otherwise.

Non-GAAP Financial Measures

As defined by the National Association of Real Estate Investment Trusts, FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company presents FFO available to all stockholders and unitholders because it considers it to be an important supplemental measure of the Company’s operating performance, assists in the comparison of our operating performance between periods to that of different REITs and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their operating results. As such, the Company also excludes the impact of noncontrolling interests in the calculation. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

The Company also uses core funds from operations, or Core FFO, as an operating measure.  Core FFO is defined as FFO adjusted to include the economic impact of revenue on participating projects for which recognition is deferred for GAAP purposes.  The adjustment for this revenue is calculated on the same percentage of completion method used to recognize revenue on third-party development projects.  Core FFO also includes adjustments to exclude the impact of straight-line adjustment for ground leases, gains/losses on extinguishment of debt, transaction costs related to acquisitions, impairment losses and reorganization or severance costs.  The Company believes that these adjustments are appropriate in determining Core FFO as they are not indicative of the operating performance of the Company’s assets.  In addition the Company believes that Core FFO is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as most REITs provide some form of adjusted or modified FFO.

About Education Realty Trust

Education Realty Trust Inc. (NYSE:EDR) is one of America’s largest owners, developers and managers of collegiate housing. EDR is a self-administered and self-managed real estate investment trust that owns or manages 57 communities in 23 states with nearly 33,400 beds within more than 10,600 units. For more information please visit the company's web site at www.educationrealty.com.

Contact:
Brad Cohen
ICR, LLC
203-682-8211
bcohen@icrinc.com

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	September 30, 2011	December 31, 2010
	(unaudited)
Assets
Collegiate housing properties, net	$701,310	$652,603
Collegiate housing properties - held for sale	-	45,044
Assets under development	35,348	1,146
Cash and cash equivalents	47,342	6,958
Restricted cash	4,600	4,791
Other assets	37,133	26,138

Total assets	$825,733	$736,680

Liabilities and equity
Liabilities:
Mortgage and construction loans, net of unamortized premium/discount	$335,864	$367,631
Unsecured revolving line of credit	-	-
Secured revolving line of credit	-	3,700
Accounts payable and accrued expenses	27,406	18,324
Deferred revenue	14,783	12,243
Total liabilities	378,053	402,503

Commitments and contingencies	-	-

Redeemable noncontrolling interests	10,880	10,039

Equity:
Stockholders’ equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 76,120,789 and 58,657,056 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	762	587
Preferred shares, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	-	-
Additional paid-in capital	531,967	414,850
Accumulated deficit	(95,929)	(90,694)
Total stockholders’ equity	436,800	324,743

Total liabilities and stockholders’ equity	$825,733	$736,680

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands)
Unaudited

	Three months ended September 30,
	2011	2010
Revenues:
Collegiate housing leasing revenue	$25,116	$21,889
Third-party development services	1,132	334
Third-party management services	846	762
Operating expense reimbursements	2,503	7,152
Total revenues	29,597	30,137

Operating expenses:
Collegiate housing leasing operations	16,137	14,155
Development and management services	1,466	1,251
General and administrative	2,671	2,198
Severance, development pursuit and acquisition costs	108	(124)
Depreciation and amortization	6,858	6,129
Ground leases	1,366	347
Reimbursable operating expenses	2,503	6,236
Total operating expenses	31,109	30,192

Operating income (loss)	(1,512)	(55)

Nonoperating expenses:
Interest expense	4,443	4,889
Amortization of deferred financing costs	362	284
Interest income	(37)	(174)
Total nonoperating expenses	4,768	4,999

Income (loss) before equity in income (losses) of unconsolidated entities, income taxes and discontinued operations	(6,280)	(5,054)

Equity in earnings (losses) of unconsolidated entities	(390)	(328)
Income (loss) before income taxes and discontinued operations	(6,670)	(5,382)
Less: Income tax (benefit) expense	(60)	(444)
Income (loss) from continuing operations	(6,610)	(5,826)
Income (loss) from discontinued operations	53	(34,622)
Net income (loss)	(6,557)	(40,448)

Less: Net income (loss) attributable to the noncontrolling interests	(91)	(628)
Net income (loss) attributable to Education Realty Trust, Inc.	$(6,466)	$(39,820)

Earnings per share information:
Net income (loss) attributable to Education Realty Trust, Inc. common stockholders per share – basic & diluted:	$(0.09)	$(0.69)

Weighted-average share of common stock outstanding – basic and diluted	73,061	57,719

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands)
Unaudited

	Nine months ended September 30,
	2011	2010
Revenues:
Collegiate housing leasing revenue	$77,428	$69,726
Third-party development services	3,481	1,675
Third-party management services	2,425	2,335
Operating expense reimbursements	6,376	11,017
Total revenues	89,710	84,753

Operating expenses:
Collegiate housing leasing operations	38,669	35,204
Development and management services	4,132	3,834
General and administrative	7,527	7,083
Severance, development pursuit and acquisition costs	259	744
Depreciation and amortization	20,704	17,977
Ground leases	4,097	512
Reimbursable operating expenses	6,376	10,101
Total operating expenses	81,764	75,455

Operating income (loss)	7,946	9,298

Nonoperating expenses:
Interest expense	13,827	14,764
Amortization of deferred financing costs	930	908
Interest income	(129)	(401)
Loss on extinguishment of debt	351	-
Total nonoperating expenses	14,979	15,271

Income (loss) before equity in earnings (losses) of unconsolidated entities, income taxes and discontinued operations	(7,033)	(5,973)

Equity in earnings (losses) of unconsolidated entities	(408)	(242)
Income (loss) before income taxes and discontinued operations	(7,441)	(6,215)
Less: Income tax (benefit) expense	(278)	267
Income (loss) from continuing operations	(7,163)	(6,482)
Income (loss) from discontinued operations	1,988	(34,187)
Net income (loss)	(5,175)	(40,669)

Less: Net income (loss) attributable to the noncontrolling interests	60	(429)
Net income (loss) attributable to Education Realty Trust, Inc.	$(5,235)	$(40,240)

Earnings per share information:
Net income (loss) attributable to Education Realty Trust, Inc. common stockholders per share – basic & diluted:	$(0.07)	$(0.70)

Weighted-average share of common stock outstanding – basic and diluted	72,040	57,120

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CALCULATION OF FFO AND CORE FFO
(Amounts in thousands, except per share data)
Unaudited

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010

Net income (loss) attributable to Education Realty Trust, Inc.	$(6,466)	$(39,820)	$(5,235)	$(40,240)

Gain on sale of collegiate housing assets (4)	-	-	(2,388)	-
Real estate related depreciation and amortization	6,693	7,593	20,797	22,276
Equity portion of real estate depreciation and amortization on equity investees	107	120	329	368
Equity portion of loss on sale of student housing property on equity investee	256	137	256	137
Noncontrolling interests	(91)	(628)	60	(429)
Funds from operations (“FFO”)	$499	$(32,598)	$13,819	$(17,888)

FFO adjustments:
Loss on extinguishment of debt (4)	-	-	757	-
Acquisition costs	108	24	480	24
Straight-line adjustment for ground leases (3)	1,051	263	3,157	263
Loss on impairment	-	33,610	-	33,610
Reorganization/severance costs, net of tax	-	116	-	423
FFO adjustments	1,159	34,013	4,394	34,320

FFO on Participating Developments: (2)
Interest on loan to Participating Development	460	112	1,138	112
Development fees on Participating Development, net of costs and tax	244	23	763	23
FFO on Participating Developments	704	135	1,901	135

Core funds from operations (“Core FFO”)	$2,362	$1,550	$20,114	$16,567

FFO per weighted average share/unit (1)	$0.01	$(0.55)	$0.19	$(0.31)

Core FFO per weighted average share/unit (1)	$0.03	$0.03	$0.27	$0.28

Weighted average shares/units (1)	74,172	58,830	73,151	58,353

Notes:
(1)	FFO and Core FFO per weighted average share/unit were computed using the weighted average of all shares and partnership units outstanding, regardless of their dilutive impact.
(2)
FFO on participating developments represents the economic impact of interest and fees not recognized in net income due to the Company having a participating investment in the third-party development.  The adjustment for development fees is recognized under the same percentage of completion method of accounting used for third-party development fees.  The adjustment for interest income is based on terms of the loan.

(3)
This represents the straight-line rent expense adjustment required by GAAP related to ground leases at two communities.  As the ground lease terms range from 40 to 99 years, the adjustment to straight-line these agreements becomes material to our operating results, distorting the economic results of the communities.  For the three and nine months ended September 30, 2011, the adjustment includes $996 and $2,987 related to GrandMarc at the Corner at the University of Virginia and $55 and $170 related to University Village on Colvin in Syracuse, respectively.

(4)	All of or a portion of these amounts are included in discontinued operations and are not visible on the face of our statement of operations.